UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to 240.14a-12

CAMBREX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

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SUPPLEMENT TO

2018 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED MARCH 16, 2018

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Cambrex Corporation (the “Company”) to be held on Thursday, April 26, 2018.

A notice of 2018 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting were first made available to the Company’s stockholders via the Internet on March 16, 2018. This Supplement, which describes a recent change in the stockholder proposal identified in the Notice and Proxy Statement, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Stockholder Proposal

The proponent of Proposal No. 4, a stockholder proposal regarding a report on environmental, social and governance topics (“Proposal No. 4”), has withdrawn the proposal. Therefore, Proposal No. 4 will not be presented or voted upon at the Annual Meeting.

Voting Matters

We will not make available or distribute, and you do not need to submit, a new proxy card or provide new voting instructions solely as a result of the withdrawal of Proposal No. 4. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by a proxy submitted before the Annual Meeting will not be voted in respect of Proposal No. 4. If you have not yet submitted your proxy or provided your voting instructions, please complete the proxy or submit instructions, disregarding Proposal No. 4.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxies returned before the Annual Meeting will be voted as instructed by the stockholder granting the proxy with respect to all other matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote and submit your proxy in advance of the meeting by one of the methods described in the Notice and Proxy Statement.

By order of the board of directors,

Samantha Hanley

Corporate Secretary

April 19, 2018